                                                                    Exhibit 99.1

                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         RATIONAL SOFTWARE CORPORATION,

                                CATAPULSE INC.,

                       REINDEER ACQUISITION CORPORATION,

                                   PAUL LEVY,

                                MICHAEL DEVLIN,

             U.S. BANK TRUST, NATIONAL ASSOCIATION, AS ESCROW AGENT

                                      AND

                       PAUL LEVY, AS SECURITYHOLDER AGENT

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I THE MERGER......................................................  A-2

    1.1  The Merger.......................................................   A-2
    1.2  Effective Time...................................................   A-2
    1.3  Effect of the Merger.............................................   A-2
    1.4  Certificate of Incorporation; Bylaws.............................   A-2
    1.5  Directors and Officers...........................................   A-2
    1.6  Merger Consideration.............................................   A-2
    1.7  Dissenting Shares for Holders of Company Capital Stock...........   A-5
    1.8  Surrender of Certificates........................................   A-5

 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
  STOCKHOLDERS.............................................................  A-7

    2.1  Organization of the Company......................................   A-7
    2.2  Company Capital Structure........................................   A-7
    2.3  Subsidiaries.....................................................   A-8
    2.4  Authority........................................................   A-8
    2.5  Company Financial Statements.....................................   A-9
    2.6  No Undisclosed Liabilities.......................................   A-9
    2.7  No Changes.......................................................   A-9
    2.8  Tax Matters......................................................  A-10
    2.9  Restrictions on Business Activities..............................  A-12
    2.10 Title to Properties; Absence of Liens and Encumbrances...........  A-12
    2.11 Intellectual Property............................................  A-12
    2.12 Agreements, Contracts and Commitments............................  A-14
    2.13 Interested Party Transactions....................................  A-15
    2.14 Compliance with Laws.............................................  A-15
    2.15 Litigation.......................................................  A-15
    2.16 Insurance........................................................  A-15
    2.17 Minute Books.....................................................  A-16
    2.18 Environmental Matters............................................  A-16
    2.19 Brokers' and Finders' Fees; Third Party Expenses.................  A-16
    2.20 Employee Matters and Benefit Plans...............................  A-17
    2.21 Opinion of Financial Advisor.....................................  A-19
    2.22 Registration Statement; Proxy Statement; Other Filings...........  A-20
    2.23 Representations Complete.........................................  A-20

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT...................... A-20

    3.1  Organization, Standing and Power.................................  A-20
    3.2  Authority........................................................  A-20
    3.3  Capital Structure................................................  A-21
    3.4  SEC Documents; Parent Financial Statements.......................  A-21
    3.5  Registration Statement; Proxy Statement; Other Filings...........  A-21
    3.6  No Litigation....................................................  A-22
    3.7  Compliance with Laws.............................................  A-22
    3.8  Opinion of Financial Advisor.....................................  A-22

 ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME............................ A-22

    4.1  Conduct of Business of the Company...............................  A-22
    4.2  No Solicitation..................................................  A-24

                               TABLE OF CONTENTS
                                  (continued)

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
 ARTICLE V ADDITIONAL AGREEMENTS......................................... A-25

    5.1  Proxy Statement/Prospectus; Registration Statement.............  A-25
    5.2  Meetings of Stockholders.......................................  A-26
    5.3  Access to Information..........................................  A-26
    5.4  Confidentiality................................................  A-26
    5.5  Expenses.......................................................  A-27
    5.6  Public Disclosure..............................................  A-27
    5.7  Consents.......................................................  A-27
    5.8  Amendment of Vesting Period for Principal Stockholders.........  A-27
    5.9  FIRPTA Compliance..............................................  A-27
    5.10 Termination of Benefits Plans..................................  A-28
    5.11 Reasonable Best Efforts........................................  A-28
    5.12 Notification of Certain Matters................................  A-28
    5.13 Affiliate Agreements...........................................  A-28
    5.14 Form S-8.......................................................  A-28
    5.15 Nasdaq National Market Listing.................................  A-28
    5.16 Directors' and Officers' Indemnification.......................  A-28
         Parent Agreement to Vote Shares of Company Preferred Stock;
    5.17 Restriction on Transfer........................................  A-29
    5.18 Additional Documents and Further Assurances....................  A-29
    5.19 Reorganization Treatment.......................................  A-29
         Employment; Parent or Surviving Corporation Employee Benefit
    5.20 Plans..........................................................  A-29

 ARTICLE VI CONDITIONS TO THE MERGER..................................... A-30

    6.1  Conditions to Obligations of Each Party to Effect the Merger...  A-30
    6.2  Additional Conditions to Obligations of the Company............  A-30
    6.3  Additional Conditions to the Obligations of Parent.............  A-31

 ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.......... A-32

    7.1  Survival of Representations and Warranties.....................  A-32
    7.2  Escrow Arrangements............................................  A-32

 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.......................... A-37

    8.1  Termination....................................................  A-37
    8.2  Effect of Termination..........................................  A-38
    8.3  Amendment......................................................  A-38
    8.4  Extension; Waiver..............................................  A-39

 ARTICLE IX GENERAL PROVISIONS........................................... A-39

    9.1  Notices........................................................  A-39
    9.2  Interpretation.................................................  A-40
    9.3  Counterparts...................................................  A-40
    9.4  Entire Agreement; Assignment...................................  A-41
    9.5  Severability...................................................  A-41
    9.6  Other Remedies.................................................  A-41
    9.7  Governing Law..................................................  A-41
    9.8  Rules of Construction..........................................  A-41
    9.9  Specific Performance...........................................  A-41
    9.10 Release of Merger Sub..........................................  A-41
    9.11 Waiver of Certain Inaccuracies.................................  A-41

                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

   This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of November 27, 2000 by and among Rational Software Corporation, a Delaware corporation, ("Parent"), Catapulse Inc., a Delaware corporation (the "Company"), Reindeer Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Paul Levy and Michael Devlin (together, the "Principal Stockholders"), U.S. Bank Trust, National Association (the "Escrow Agent") and Paul Levy as the securityholder agent (the "Securityholder Agent").

                                    RECITALS

   A. The parties hereto entered into an Agreement and Plan of Reorganization dated November 27, 2000 (the "Original Agreement") which provided for, among other things, a business combination transaction to be effected by the merger of the Company with and into Merger Sub, upon the terms and conditions set forth therein.

   B. The parties desire to amend and restate the Original Agreement to provide for the business combination transaction contemplated by the Original Agreement to be effected by a merger of the Company with and into Parent (the "Merger"), upon the terms and conditions set forth herein, with Parent as the surviving corporation, and to release Merger Sub from its role and obligations under the Original Agreement.

   C. The Special Committee of the Board of Directors of Parent and the Board of Directors of the Company, acting on the recommendation of a special committee of its Board of Directors, believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through a business combination transaction and, in furtherance thereof, have approved the Merger.

   D. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") shall be converted into the right to receive shares of Common Stock of Parent ("Parent Common Stock") and all outstanding options, warrants or other rights to acquire or receive shares of Company Capital Stock shall be assumed by Parent and shall become exercisable for shares of Parent Common Stock.

   E. A portion of the shares of Parent Common Stock otherwise issuable in connection with the Merger to the Principal Stockholders shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

   F. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

   G. It is intended by the parties hereto to account for the Merger as a purchase for financial reporting purposes.

   H. Concurrent with the execution and delivery of the Original Agreement, as a material inducement to Parent to enter into the Original Agreement Agreement, the Principal Stockholders and Benchmark (as defined below) executed and delivered to Parent stockholder support agreements (the "Company Support Agreements"), substantially in the form attached hereto as Exhibit A.

   I. The Company, the Principal Stockholders, and Parent desire to make certain representations and warranties and other agreements in connection with the Merger.

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties hereby amend and restate the Original Agreement in its entirety to provide as set forth in this Agreement and hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware General Corporation Law ("Delaware Law"), the Company shall be merged with and into Parent, whereupon the separate existence of the Company shall cease, and Parent shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation").

   1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to
Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than three (3) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Parent shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Parent shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4 Certificate of Incorporation; Bylaws.

     (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Parent as in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law and as provided in such Certificate of Incorporation.

     (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of Parent as in effect immediately prior to the Effective Time shall, from and after the Effective Time be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with Delaware Law and as provided in the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

   1.5 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors of Parent immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

   1.6 Merger Consideration.

     (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Benchmark" shall mean Benchmark Capital Partners IV, L.P.

     "Company Common Stock" shall mean shares of common stock of the Company.

     "Company Convertible Securities" shall mean the Company Options and other rights (other than Company Preferred Stock) to acquire or receive shares of Company Capital Stock.

     "Company Options" shall mean all issued and outstanding options to purchase or otherwise acquire Company Capital Stock (whether or not vested).

     "Company Preferred Stock" shall mean shares of Company Series A Preferred Stock, Company Series A-1 Preferred Stock, Company Series B Preferred Stock and Company Series C Preferred Stock.

     "Company Series A Preferred Stock" shall mean shares of Series A Preferred Stock of the Company.

     "Company Series A-1 Preferred Stock" shall mean shares of Series A-1 Preferred Stock of the Company.

     "Company Series B Preferred Stock" shall mean shares of Series B Preferred Stock of the Company.

     "Company Series C Preferred Stock" shall mean shares of Series C Preferred Stock of the Company.

     "Company Stockholders" shall mean holders of any shares of Company Capital Stock immediately prior to the Effective Time.

     "Escrow Amount" shall mean forty percent (40%) of the aggregate number of shares of Parent Common Stock issuable to the Principal Stockholders in the Merger in exchange for all of the Company Capital Stock held by them or their affiliates as of the date of this Agreement, which Escrow Amount shall be comprised of a pro rata portion of the vested and unvested shares of Parent Common Stock issuable to the Principal Stockholders in the Merger.

     "Knowledge" shall mean, with respect to the Company or Parent, what is within the actual knowledge of any of the officers or directors of the Company or Parent, as the case may be; provided that such officers and directors shall have made inquiry of those employees of the Company or Parent, respectively, whom such officers and directors reasonably believe would have actual knowledge of the relevant matter.

     "Parent Stockholders" shall mean holders of any shares of Parent Common Stock.

     "Total Outstanding Shares" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, including the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise or conversion of all Company Convertible Securities and Company Preferred Stock outstanding immediately prior to the Effective Time; provided, that the Total Outstanding Shares shall not include any and all shares of Company Capital Stock held by Parent or the Company or any direct or indirect wholly owned subsidiary thereof, all of which shall be cancelled immediately prior to the Effective Time.

     (b) Shares to be Issued; Effect on Capital Stock. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options and warrants to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options, warrants or other rights to acquire Company Capital Stock shall be determined immediately prior to the Effective Time and shall be equal to the number of Total Outstanding Shares multiplied by the Exchange Ratio (as defined below). Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company or the holder of any shares of Company Capital Stock, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.7 hereof and any shares owned by Parent or the Company or any direct or indirect wholly owned subsidiary thereof) shall be converted into the right to receive 0.0825 validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Exchange Ratio"), assuming the conversion of all Company Preferred Stock into Company

  Common Stock in accordance with the terms and provisions of Article Fourth,
  Section 3 of the Company's Amended and Restated Certificate of
  Incorporation and as provided in this Agreement.

     (c) Assumption of Company Options. At the Effective Time, each outstanding Company Option issued pursuant to the Company's 1999 Stock Plan (the "Option Plan") or otherwise, whether vested or unvested, will be assumed by Parent in connection with the Merger. Subject to Section 5.8, each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery following the exercise of the Company Options assumed by Parent.

     (d) Assumption of Company Warrants. Parent shall treat warrants to purchase Company Capital Stock as granting the holder thereof an equivalent right to purchase or receive for each share of Company Capital Stock subject to such warrants immediately prior to the Effective Time, the right to receive a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the "Assumed Warrants"). After the Effective Time, the Assumed Warrants shall be exercisable upon the same terms and conditions as were applicable to the Company Warrants immediately prior to the Effective Time, except that (i) each Assumed Warrant will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Assumed Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock (with .5 being rounded down), and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Assumed Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Assumed Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent (with .5 being rounded down). Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery following the exercise of the Assumed Warrants.

     (e) Option Status. It is the intention of the parties hereto that Company Options assumed by Parent following the Closing pursuant to this
  Section 1.6, to the extent permitted by applicable law, will qualify as incentive stock options as defined in Section 422 of the Code, but only to the extent any such Company Options qualified as incentive stock options immediately prior to the Effective Time.

     (f) Withholding Taxes. Any number of shares of Parent Common Stock issuable pursuant to Section 1.6(b) to any holder of Company Options shall be subject to, and reduced by, the amount of the applicable minimum statutory withholding rates for federal and state tax purposes with respect to any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of the Company or such holder) in connection with the acquisition of capital stock by each holder upon the exercise of Company Options, or the payment of a bonus, if any.

     (g) Fractional Shares. No fractional share of Parent Common Stock shall be issued in the Merger. In lieu thereof, each holder of Company Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Average Stock Price (as defined in Section 7.2(d)(ii)).

     (h) Cancellation of Parent-Owned and Company-Owned Stock. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of Company Capital Stock owned by Parent, the Company or any direct or indirect wholly owned subsidiary thereof immediately prior to the Effective Time, including, but not limited to, Company Series A Preferred Stock, shall be cancelled and extinguished without any conversion thereof.

   1.7 Dissenting Shares for Holders of Company Capital Stock. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

     (a) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands purchase of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

     (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands. Parent shall have full recourse to the Escrow Fund (as defined in Section 7.2(a)) for the amount, if any, paid by the Company or Parent in respect of Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such Dissenting Shares pursuant to Section 1.6 hereof if such Dissenting Shares were not the subject of an appraisal demand.

   1.8 Surrender of Certificates.

     (a) Exchange Agent. The transfer agent of Parent (or another entity reasonably acceptable to Parent and the Company) shall serve as exchange agent (the "Exchange Agent") in the Merger.

     (b) Parent to Provide Parent Common Stock. Prior to the Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable to the Company Stockholders pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock, less the Escrow Amount which Parent shall deposit into the Escrow Fund (as defined in Section 7.2(a) hereof) on behalf of the Principal Stockholders. The portion of the Escrow Amount contributed on behalf of each of the Principal Stockholders shall be in proportion to the aggregate number of shares of Parent Common Stock issuable in the Merger in exchange for all of the shares of Company Capital Stock held by them or their affiliates as of the date of this Agreement.

     (c) Exchange Procedures. In connection with the mailing of the Proxy Statement (as defined in Section 5.1 below) to the Company Stockholders, Parent shall cause to be mailed to each Company Stockholder (i) a letter of transmittal (which shall be in such form and contain such provisions as Parent may reasonably specify and shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") which immediately prior to the Effective Time represent outstanding shares of Company Capital Stock whose shares are converted into the right to receive such Company Stockholder's portion of the consideration pursuant to Section 1.6 hereof, shall pass, only upon delivery of the Certificates to the Exchange Agent at the Closing) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Parent Common Stock to which such holder is entitled in the Merger. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, a Company Stockholder shall be entitled to receive, and the Exchange Agent shall promptly deliver in exchange therefor, (A) a certificate representing the number of whole shares of Parent Common Stock (less the allocable portion of the Escrow Amount, as applicable) to which such holder is entitled pursuant to Section 1.6(b), (B) the amount of cash payable, if any, in lieu of a fractional share of Parent Common Stock to which the holder is entitled pursuant to Section 1.6(f) and (C) the amount of any dividends or other distributions to which such holder is entitled pursuant to Section 1.8(d), and the Certificate so surrendered shall forthwith be canceled. Parent shall use reasonable efforts to have available at the Closing stock certificates representing the appropriate number of shares of Parent Common Stock for each Company Stockholder who shall have properly completed such stockholder's letter of transmittal and delivered such stockholder's Certificate or Certificates to Parent at least five business days prior to the Closing Date. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of
  Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the Principal Stockholders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted.

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, plus the amount of dividends or other distributions (without interest) with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered.

     (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the delivery by the holder thereof of an affidavit of that fact by the holder thereof containing customary indemnification provisions, the shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of
  Article I of this Agreement.

     (g) No Liability. Notwithstanding anything to the contrary in this
  Section 1.8, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) No Further Ownership Rights in Company Capital Stock. The shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Company Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of the Company of shares of Company Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent for any reason, they shall be canceled and exchanged as provided in this Article I.

     (i) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Parent, the officers and directors of the Company and Parent are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY AND THE PRINCIPAL STOCKHOLDERS

   As of the date hereof and as of the Closing Date, the Company and the Principal Stockholders represent and warrant to Parent, subject to such exceptions as are clearly disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company and the Principal Stockholders to Parent (the "Company Schedules") in connection with the execution of the Original Agreement and deemed redelivered in connection with the execution of this Agreement and dated as of the date hereof, as follows:

   2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be material. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

   2.2 Company Capital Structure.

     (a) The authorized capital stock of the Company consists of 262,000,000 shares of authorized Common Stock, par value $0.001 per share, of which 89,059,231 shares are issued and outstanding as of the date hereof, and 216,368,717 shares of authorized Preferred Stock, par value $0.001 per share, of which 80,000,000 are designated Series A Preferred Stock, of which 80,000,000 shares are issued and outstanding as of the date hereof, 80,000,000 of which are designated Series A-1 Preferred Stock, of which no shares are issued and outstanding as of the date hereof, 45,168,717 of which are designated Series B Preferred Stock, of which 45,168,717 shares are issued and outstanding as of the date hereof, and 11,200,000 of which are designated Series C Preferred Stock, of which no shares are issued and outstanding as of the date hereof. As of the date hereof, the Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

     (b) The Company has reserved 50,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 6,001,367 shares are subject to outstanding, unexercised options as of the date hereof and 17,242,369 shares remain available for future grant as of the date hereof. The Company has reserved no shares of Common Stock for issuance upon exercise of Company Options outstanding on the date hereof and granted outside the Option Plan and 25,000 shares of Common Stock and 11,133,506 shares of Series C Preferred Stock for issuance upon exercise of warrants outstanding on the date hereof (the "Warrants"). Schedule 2.2(b) sets forth for each outstanding Company Option or Warrant, the name of the holder of such option or Warrant, the domicile address of such holder, the number of shares of Common Stock subject to such option or Warrant, the exercise price of such option or Warrant and the vesting schedule for such option or Warrant, including the exercisability of such option or Warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement, each as of the date hereof. Except for Company Options and Warrants described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options and Warrants have been or will be given, or shall have properly waived, any required notice prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

   2.3 Subsidiaries. The Company does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

   2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Company Stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company Stockholders to duly approve the Merger and this Agreement is approval by stockholders holding at least a majority of the outstanding shares of Company Capital Stock, a majority of the outstanding shares of Company Series A Preferred Stock, and seventy percent (70%) of the outstanding shares of Company Series B Preferred Stock. In addition, the Company's Board of Directors has determined that it shall be a condition to the consummation of the Merger that the Company shall obtain the approval of holders of a majority of the outstanding shares of Company Capital Stock other than those shares of Company Capital Stock held by Parent or the Principal Stockholders. The Company's Board of Directors has, based upon the recommendation of a committee of the Board comprised of the disinterested member of the Board of Directors formed for the purpose of considering the proposed terms and conditions of the Merger (the "Company Special Committee"), unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes, assuming the due authorization, execution and delivery by the other parties hereto, the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Except as set forth on
Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company Stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict")
(i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder (the "HSR Act") and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

   2.5 Company Financial Statements. Schedule 2.5 sets forth the Company's (i) unaudited balance sheet as of September 30, 2000 and the related unaudited statements of income, operations, and cash flows for the period from inception then ended, and (ii) unaudited balance sheet as of October 31, 2000 (the "Current Balance Sheet") and the related unaudited statements of income, operations and cash flows for the one-month period then ended (collectively, the "Company Financials"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other, provided that the unaudited financial statements may not contain footnotes required by GAAP. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which such adjustments will not be material in amount or significance.

   2.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Current Balance Sheet, consistent with past practices.

   2.7 No Changes. Except as set forth in Schedule 2.7, since the date of the Current Balance Sheet and through the date of this Agreement, there has not been, occurred or arisen any:

     (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Current Balance Sheet and consistent with past practices;

     (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

     (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

     (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

     (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

     (f) event or condition that has or would be reasonably expected to have a Company Material Adverse Effect (as defined in Section 8.2 hereof);

     (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

     (h) revaluation by the Company of any of its assets;

     (i) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

     (j) increase in the salary or other compensation payable or to become payable to any of its officers or directors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement or in the ordinary course of business consistent with past practice;

     (k) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

     (l) amendment or termination (other than pursuant to its terms) of any material contract, agreement or license to which the Company is a party or by which it is bound;

     (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

     (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

     (o) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

     (p) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.11) to the Company; or

     (q) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (p) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

   2.8 Tax Matters.

     (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other similar governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts,
  (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.9(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and
  (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.9(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Tax Returns and Audits.

      (i) As of the Effective Time, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") required to be filed by it at or prior to the Effective Time relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

      (ii) As of the Effective Time, the Company (A) will have timely paid all Taxes it is required to pay and withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld (other than Taxes for which adequate accruals have been established in the Company Financials), and (B) will have accrued on the Current Balance Sheet all unpaid Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business.

      (iii) The Company has not been delinquent in the payment of any Tax (other than Taxes for which adequate accruals have been established in the Company Financials), nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

      (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

      (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

      (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

      (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

      (viii) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

      (ix) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

      (x) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

      (xi) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

      (xii) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company and the Principal Shareholder, informally by any tax authority to the Company or any representative thereof.

      (xiii) The Company has (a) never been a member of an affiliated group (within the meaning of Code (S)1504(a)) filing a consolidated federal income Tax Return (other than a group the common Parent of which was the Company), (b) no liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

      (xiv) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

   2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

   2.10 Title to Properties; Absence of Liens and Encumbrances.

     (a) The Company owns no real property. Schedule 2.10(a) sets forth a list of all real property leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default on the part of the Company (or event which with notice or lapse of time, or both, would constitute a default on the part of the Company).

     (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

   2.11 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

        "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.
   "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

        "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

        "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

     (a) No material Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

     (b) Schedule 2.11(b) is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

     (c) The Company owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to, each material item of Company Intellectual Property or other Intellectual Property used by the Company free and clear of any lien or encumbrance (excluding licenses and related restrictions); and the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

     (d) The Company owns exclusively, and has good title to, all copyrighted works that are the Company products or which the Company otherwise expressly purports to own.

     (e) To the extent that any material Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

     (f) The Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to the Company Intellectual Property, to any third party.

     (g) Schedule 2.11(g) list all material contracts, licenses and agreements to which the Company is a party (i) with respect to the Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

     (h) All material contracts, licenses and agreements relating to Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. The Company is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Subject to receipt of those consents set forth in Schedule 2.11(h), following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional material amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

     (i) To the Knowledge of the Company, the operation of the business of the Company as such business currently is conducted, including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products and services currently under development) has not, does not and will not infringe or misappropriate the Intellectual

  Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

     (j) The Company has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any such third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

     (k) To the Knowledge of the Company, no person has or is infringing or misappropriating, in any respect materially adverse to the Company, any Company Intellectual Property.

     (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality and invention assignment agreement and all current and former employees and contractors of the Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

   2.12 Agreements, Contracts and Commitments.

     (a) Except as set forth on Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

      (i) any collective bargaining agreements,

      (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

      (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

      (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

      (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

      (vi) any fidelity or surety bond or completion bond,

      (vii) any lease of personal property having a value individually in excess of $25,000,

      (viii) any agreement of indemnification or guaranty,

      (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

      (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

      (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business consistent with past practice,

      (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

      (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

      (xiv) any construction contracts,

      (xv) any distribution, joint marketing or development agreement,

      (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

      (xvii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

     (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(g) (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has Knowledge by any party obligated to the Company pursuant thereto.

   2.13 Interested Party Transactions. To the Knowledge of the Company, except as set forth on Schedule 2.13, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(g); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

   2.14 Compliance with Laws. The Company has complied in all respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

   2.15 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's Knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.15, to the Company's Knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the Company's Knowledge, no governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

   2.16 Insurance. With respect to the Company's insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

   2.17 Minute Books. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

   2.18 Environmental Matters.

     (a) Hazardous Material. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"). No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

     (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

   2.19 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 2.19 also sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.5) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

   2.20 Employee Matters and Benefit Plans.

     (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20 (a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

      (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

      (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

      (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended;

      (iv) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

      (v) "DOL" shall mean the Department of Labor;

      (vi) "Employee" shall mean any current or former or retired employee, consultant or director of the Company or any Affiliate;

      (vii) "Employment Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

      (viii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

      (ix) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

      (x) "IRS" shall mean the Internal Revenue Service;

      (xi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

      (xii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b) Schedule. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employment Agreement.

     (c) Documents. The Company has provided to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan, International Employee Plan, and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) all annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under

  ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company;
  (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) all plan years discrimination tests for each Company Employee Plan, if any; and
  (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

     (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d),
  (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan, or if the Company Employee Plan is a standardized prototype plan that has not been altered by the Company, it may rely on an opinion letter issued with respect to a standardized prototype plan adopted in accordance with the requirements for such reliance; (iii) no "prohibited transaction," within the meaning of
  Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan;
  (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
  Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

     (e) Pension Plan. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

     (f) Collectively Bargained, Multiemployer and Multiple Employer
  Plans. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. To the Knowledge of the Company, neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

     (g) No Post-Employment Obligations. Except as set forth in Schedule 2.20(g), no Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

     (h) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

     (i) Effect of Transaction.

      (i) Except as set forth on Schedule 2.20(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting (other than as required under Code
   Section 411(d)(3)), distribution (other than as required upon termination of a qualified plan), increase in benefits or obligation to fund benefits with respect to any Employee.

      (ii) Except as set forth on Schedule 2.20(i), no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

     (j) Employment Matters. The Company: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

     (k) Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not have Knowledge of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.20(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.20(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

   2.21 Opinion of Financial Advisor. Credit Suisse First Boston Corporation ("CSFB") has delivered to the Company Special Committee its oral opinion to the effect that, as of the date of this Agreement, the

Exchange Ratio is fair, from a financial point of view, to the holders of Company Capital Stock other than Parent and its affiliates and the Principal Stockholders, which opinion was or will promptly after the date of this Agreement be confirmed in writing.

   2.22 Registration Statement; Proxy Statement; Other Filings. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) Parent's Registration Statement (as defined in Section 5.1 hereof) will at the time it is declared or ordered effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and (ii) the Proxy Statement (as defined in Section 5.1 hereof) shall not, on the date the Proxy Statement is first mailed to the Parent Stockholders and the Company Stockholders, at the time of the Parent Stockholders' Meeting (as defined in Section 5.1 hereof) or the Company Stockholders' Meeting (as defined in Section 5.1 hereof) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting or the Company Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement or Parent's Registration Statement, the Company shall promptly inform Parent. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder that are applicable by reason of the Proxy Statement constituting a proxy statement of Parent and the Company. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent which is contained in any of the foregoing documents.

   2.23 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

   As of the date hereof and as of the Closing Date, Parent represents and warrants to the Company and the Principal Stockholders as follows:

   3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be material to Parent.

   3.2 Authority. Subject only to the requisite approval of the issuance of shares of Parent Common Stock in the Merger by the Parent Stockholders, Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. A special committeee of the Board of Directors of Parent formed for the purpose of considering the proposed terms and conditions of the Merger (the "Parent Special Committee") has unanimously approved this Agreement and the issuance of Parent Common Stock in connection with the Merger. This Agreement has been duly executed and delivered by Parent and constitutes, assuming the due authorization, execution and delivery by the other parties hereto, the valid and binding obligations of Parent, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, proceeding at law or in equity. Subject only to the approval of the issuance of Parent Common Stock in the Merger by the Parent Stockholders, the execution and delivery of this Agreement by Parent does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) compliance with any applicable requirements of the HSR Act.

   3.3 Capital Structure.

     (a) The authorized stock of Parent consists of 500,000,000 shares of Common Stock, of which 188,933,510 shares were issued and outstanding as of October 31, 2000, and no shares of Preferred Stock. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

     (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws.

   3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2000, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, the Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof. No Parent Material Adverse Effect has occurred since the date of the balance sheet included in the Parent Financial Statements and prior to the date hereof.

   3.5 Registration Statement; Proxy Statement; Other Filings. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) Parent's Registration Statement (as defined in Section 5.1 hereof) will at the time it is declared or ordered effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and (ii) the Proxy Statement (as defined in Section 5.1 hereof) shall not, on the date the Proxy Statement is first mailed to the Parent Stockholders and the Company Stockholders, at the time of the Parent Stockholders' Meeting (as defined in Section 5.1 hereof) or the Company Stockholders' Meeting (as defined in Section
5.1 hereof) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting or the Company Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent, which Parent reasonably believes should be set forth in an amendment or a supplement to the Proxy Statement or Parent Registration Statement, Parent shall promptly inform the Company. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder that are applicable by reason of the Proxy Statement constituting a proxy statement of Parent and the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

   3.6 No Litigation. There is no action, investigation or proceeding pending against, and to the knowledge of Parent, threatened against or effecting Parent before any court or Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

   3.7 Compliance with Laws. Parent has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Parent Material Adverse Effect.

   3.8 Opinion of Financial Advisor. Chase H&Q has delivered to the Parent Special Committee its oral opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to Parent from a financial point of view, which opinion was or will promptly after the date of this Agreement be confirmed in writing.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable best efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

     (a) Enter into any commitment, activity or transaction other than in the ordinary course of business consistent with past practice;

     (b) Transfer to any person or entity any rights to any Company Intellectual Property (other than pursuant to end-user licenses in the ordinary course of business) or enter into any agreement with respect to Company Intellectual Property with any person or entity other than in the ordinary course of business consistent with past practice;

     (c) Hire any employees or terminate any employees other than for cause or encourage any employees to resign from the Company other than in the ordinary course of business consistent with past practice;

     (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

     (e) Commence or settle any litigation;

     (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Company Capital Stock upon the termination of service of any service providers of the Company in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Parent, (ii) conversion of Company Preferred Stock and (iii) exercises or conversion of Company Convertible Securities;

     (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Warrants, and except for the issuance of Company Options to new and current employees in the ordinary course of business exercisable for an amount of shares of Company Common Stock not in excess of 4,000,000 and with an exercise price equal to the then fair market value of the Company Common Stock (taking into account the Exchange Ratio in the Merger), issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Capital Stock upon the exercise thereof or upon exercise or conversion of Company Convertible Securities or Company Preferred Stock outstanding as of the date of this Agreement;

     (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

     (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

     (j) Sell, lease, license or otherwise dispose of any of the assets or properties of the Company which are not Company Intellectual Property other than in the ordinary course of business and consistent with past practices, including but not limited to the performance of obligations under contractual arrangements listed on the Company Schedules existing as of the date hereof, or create any security interest in such assets or properties;

     (k) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

     (l) Grant any severance or termination pay (cash, equity or otherwise) to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof, or grant any equity-based compensation;

     (m) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

     (n) Take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

     (o) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $100,000 (in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements or incurred by the Company following the date of the Current Balance Sheet in the ordinary course of business;

     (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (q) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement other than in the ordinary course of business consistent with past practice;

     (r) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

     (s) Waive or commit to waive any rights with a value in excess of $25,000 (in any one case) or $100,000 (in the aggregate);

     (t) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

     (u) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

     (v) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (w) Adopt or amend any employee benefit plan, policy or arrangement, or employee stock purchase or stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into, in the ordinary course of business and consistent with past practice, with newly hired employees who are terminable "at will" and who are not officers of the Company), pay any special bonus or special remuneration (cash, equity or otherwise) to any director or employee, grant any equity-based compensation award, or increase the salaries or wage rates or fringe benefits (cash, equity or otherwise) (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business consistent with past practice; or

     (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

   4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Principal Stockholders and the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates or authorize or direct its stockholders to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this Section 4.2) shall be deemed to be a violation of this Section 4.2.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), in which a joint proxy statement (the "Proxy Statement") to be sent to the Company Stockholders in connection with the meeting of the Company Stockholders to consider the adoption of this Agreement (the "Company Stockholders' Meeting") and in connection with the meeting of the Parent Stockholders to consider the approval of the issuance of shares of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting") will be included, to register under the Securities Act the issuance of shares of Parent Common Stock in connection with the Merger. Each of the Company and Parent shall respond to any comments of the SEC, use its respective reasonable best efforts to have the Registration Statement declared or ordered effective under the Securities Act as promptly as practicable after such filing, and cause the Proxy Statement to be mailed to its respective stockholders at the earliest practicable time. As promptly as practicable after the date hereof, the Company and Parent shall prepare and file any other filings required under the Exchange Act or the Securities Act. Each party hereto shall notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Registration Statement or for additional information, and shall supply the other party or parties hereto with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Registration Statement. Each party hereto shall comply in all material respects with all requirements of law applicable to such party in connection with the Proxy Statement and the Registration Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, the Company or Parent, as the case may be, shall promptly inform the other party hereto of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to the Company Stockholders or Parent Stockholders, such amendment or supplement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to their respective stockholders.

   5.2 Meetings of Stockholders. The Company shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, for the purpose of voting upon the adoption of the Merger Agreement and shall use its commercially reasonable efforts to convene and hold the Company Stockholders' Meeting on the same day and immediately subsequent to the Parent Stockholders' Meeting. In connection therewith, (i) the Board of Directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement at the Company Stockholders' Meeting, and (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company Stockholders vote in favor of and adopt and approve this Agreement at the Company Stockholders' Meeting; provided, however, that until the date on which this Agreement is approved and adopted by the Company Stockholders, this Section 5.2 shall not prohibit the Board of Directors of the Company or the Company Special Committee from withdrawing, amending or modifying such recommendation or proposing to do any of the foregoing if such Company Special Committee concludes in good faith, after consultation with its legal and/or financial advisors, as such Company Special Committee in its sole discretion deems appropriate, that such action is advisable in connection with the Company Special Committee's fiduciary obligations to the Company Stockholders under applicable law. Parent shall take all action necessary in accordance with Delaware Law, its Certificate of Incorporation and its Bylaws to convene the Parent Stockholders' Meeting, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, for the purpose of voting upon the approval of the issuance of shares of Parent Common Stock in the Merger and shall use its commercially reasonable efforts to hold the Parent Stockholders' Meeting on the same day and immediately preceding the Company Stockholders' Meeting. In connection therewith, (i) the Parent Special Committee shall unanimously recommend that Parent's stockholders vote in favor of the issuance of shares of Parent Common Stock at the Parent Stockholders' Meeting, and (ii) the Proxy Statement shall include a statement to the effect that the Parent Special Committee has unanimously recommended that the Parent Stockholders vote in favor of and adopt and approve this Agreement at the Parent Stockholders' Meeting; provided, however, that until the date on which this Agreement is approved and adopted by the Parent Stockholders, this Section 5.2 shall not prohibit the Parent Special Committee from withdrawing, amending or modifying such recommendation or proposing to do any of the foregoing if such Parent Special Committee concludes in good faith, after consultation with its legal and/or financial advisors, as such Parent Special Committee in its sole discretion deems appropriate, that such action is advisable in connection with the Parent Special Committee's fiduciary obligations to the Parent Stockholders under applicable law.

   5.3 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. All such access shall be subject to the terms of the Mutual Nondisclosure Agreement dated (the "Mutual NDA") between Parent and the Company.

   5.4 Confidentiality. The Principal Stockholders and the Escrow Agent hereby agree to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.4, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by law (including, without limitation, federal and state securities laws) or by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto. The Company and Parent agree that the Mutual NDA remain in full force and effect and that the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.4, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby shall be deemed "Evaluation Material" thereunder.

   5.5 Expenses Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

   5.6 Public Disclosure. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. The parties have agreed upon the form of a joint press release announcing the proposed Merger and the execution of this Agreement.

   5.7 Consents. The Company shall use its reasonable best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Schedules) so as to preserve all rights of and benefits to the Company thereunder.

   5.8 Amendment of Vesting Period for Principal Stockholders. On or immediately prior to the Closing Date, the Principal Stockholders shall each enter into a restricted stock agreement (a "Restricted Stock and Lock-Up Agreement") in the form attached hereto as Exhibit B, pursuant to which all shares of Parent Common Stock to be received by the Principal Stockholders in exchange for their Company Capital Stock and any outstanding options, warrants or other rights to acquire or receive shares of Company Capital Stock in the Merger shall be subject to vesting or lock-up for a period of five (5) years from the Effective Time as set forth in such Restricted Stock and Lock-Up Agreement.

   5.9 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

   5.10 Termination of Benefits Plans. The Company shall terminate, effective at least as of the day immediately preceding the Effective Time: (i) any and all group severance, separation or salary continuation plans, programs, or arrangements, and (ii) any and all 401(k) plans, unless Parent provides written notice to the Company at least five (5) days prior to the Effective Time that such 401(k) plan(s) shall not be terminated. Parent shall receive from the Company evidence that the Company's plan(s) and/or program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective at least as of the day immediately preceding the Effective Time. In the event that distribution or rollover of assets from the trust of a 401(k) plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Effective Time and Parent shall pay any such amounts that would be imposed on the account of any participant or beneficiary directly to the service provider imposing such amounts, if permitted by such service provider, or if payment by Parent is not permitted by such service provider, Parent shall reimburse the participant or beneficiary directly for such amounts.

   5.11 Reasonable Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

   5.12 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; such that the conditions set forth in Section 6.2(a) or (b) or Section 6.3(a) or (b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect any remedies available to the party receiving such notice.

   5.13 Affiliate Agreements. The Company shall deliver or cause to be delivered to Parent, at or prior to the Closing, from each of the Company affiliates as set forth on Schedule 5.13 hereto, including, but not limited to, the Principal Stockholders and Benchmark (the "Company Affiliates"), an executed Affiliate Agreement in the form attached hereto as Exhibit C (the "Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Company Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

   5.14 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as is reasonably practicable following the Effective Time, but in no event later than thirty (30) days following the Effective Time. Parent shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein), for so long as such Company Options remain outstanding.

   5.15 Nasdaq National Market Listing. Parent shall, prior to the Effective Time, cause the shares of Parent Common Stock issuable to the stockholders of the Company in the Merger to be authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

   5.16 Directors' and Officers' Indemnification.

     (a) Parent agrees that all rights to indemnification now existing in favor of any director or officer of the Company (the "Indemnified Parties") as provided in the Company's certificate of incorporation and bylaws, in an agreement between an Indemnified Party and the Company, or otherwise in effect on the date of this Agreement shall be maintained by the Surviving Corporation and shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided that in the event any claim or claims are asserted or made within such six (6) -year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

     (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, in each such case, Parent shall cause proper provision to be made so that the successors or assigns of the Surviving Corporation assume the obligations set forth in this Section 5.16.

   5.17 Parent Agreement to Vote Shares of Company Preferred Stock; Restriction on Transfer. Parent agrees that, during the period from the date of this Agreement through the earlier to occur of the Effective Time of the Merger or the Termination of this Agreement: (a) at any meeting of the Company Stockholders at which matters relating to the Merger, this Agreement or any actions contemplated hereby, however called, Parent shall (unless otherwise directed in writing by the Company ) cause all outstanding shares of the Company Series A Preferred Stock that are owned by Parent as of the record date fixed for such meeting to be voted in favor of the approval and adoption of this Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by this Agreement; and (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of this Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by this Agreement, Parent shall (unless otherwise directed by the Company) cause to be executed, with respect to all shares of Company Series A Preferred Stock that are owned by Parent as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action. Parent agrees, during the period from the date of this Agreement through the earlier to occur of the Effective Time of the Merger or the Termination of this Agreement, not to transfer ("Transfer") any of the shares of Company Capital Stock held by Parent, without the prior written consent of the Company; provided that Parent may effect a Transfer to any person or entity where as a pre-condition to such Transfer the transferee agrees to be bound by all of the terms and conditions of this Section 5.17 and delivers a duly executed agreement to the Company as evidence of such agreement. This Section
5.17 is intended to bind Parent only with respect to the specific matters set forth herein.

   5.18 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

   5.19 Reorganization Treatment. Neither Parent nor the Company has taken or will take any action, or has failed to take or will fail to take any action, either before or after the Closing which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Parent and the Company shall report the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

   5.20 Employment; Parent or Surviving Corporation Employee Benefit Plans.

     (a) Individuals who become employed by Parent or the Surviving Corporation from and after the Effective Time shall be referred to herein as "Affected Employees." Each Affected Employee will be eligible to participate in the benefit programs, plans, arrangements, payroll practices (including vacation or paid time off entitlement) offered to employees of Parent or established by the Surviving Corporation from time to time (the "Parent Employee Benefit Plans") pursuant to the terms of each such Plan, or in the absence of plan terms or provisions, in accordance with the regularly established policies or procedures of either Parent or the Surviving Corporation.

     (b) Parent will, or will cause the Surviving Corporation to, recognize the employment service of each Affected Employee with the Company for purposes of eligibility and vesting (but not benefit accrual) under any Parent Employee Benefit Plan. Each Affected Employee's years of service with the Company shall be otherwise recognized for all general employment purposes including, without limitation, seniority, vacation, personal time and similar general employment purposes, provided, that any vacation time offered by Parent or Surviving Corporation in the calendar year of the Effective Time to any Affected Employee shall be offset by any vacation time used by or paid to an Affected Employee by the Company in the calendar year of the Effective Time.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a) Stockholder Approval. This Agreement, the Merger and the issuance of shares of Parent Common Stock in the Merger shall have been approved and adopted by the stockholders of the Parent and the Company, as applicable, by the requisite vote under applicable law, requirements of the Nasdaq National Market and the Company's and Parent's Certificate of Incorporation, as applicable. In addition, the Company Stockholders shall have approved by the requisite vote any payments contemplated by this Agreement or any other agreements that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments, sales and purchases resulting from the transactions contemplated hereby or thereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section 280G.

     (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective in accordance with the provisions of the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

     (c) HSR Act and Comparable Laws. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated and clearance for such transactions shall have been obtained under the comparable laws of any foreign countries where consummation of such transactions prior to such clearance would have a material impact on the Company.

     (d) Nasdaq Listing. The shares of Parent Common Stock issuable to Company Stockholders in connection with the Merger and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

     (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

   6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except where the failure to be so true and correct does not constitute a Parent Material Adverse Effect (without giving effect to any qualifiers and exceptions therein relating to materiality), except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date, except where the failure to be so true and correct does not constitute a Parent Material Adverse Effect (without giving effect to any qualifiers and exceptions therein relating to materiality)), with the same force and effect as if made on and as of the Closing Date; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

     (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

     (c) Tax Opinion. The Company shall have received an opinion of Venture Law Group, A Professional Corporation, its special tax counsel, in form and substance reasonably satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a tax-free reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. Parent and the Company agree to make such representations and warranties as may be requested by tax counsel in connection with the opinion referred to above.

     (d) No Parent Material Adverse Effect. There shall not have occurred any action or event that has had a Parent Material Adverse Effect.

     (e) Secretary's Certificate. The Company shall have received at the Closing from Parent's corporate secretary, a Certificate dated the Closing Date, in form and substance substantially as set forth in Exhibit D.

     (f) Stockholder Vote. This Agreement and the Merger shall have been approved and adopted by holders of a majority of the outstanding shares of Company Capital Stock that are not owned by Parent or the Principal Stockholders.

   6.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

     (a) Representations and Warranties. The representations and warranties of the Company and the Principal Stockholders contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except where the failure to be so true and correct does not constitute a Company Material Adverse Effect (without giving effect to any qualifiers and exceptions therein relating to materiality), except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date, except where the failure to be so true and correct does not constitute a Company Material Adverse Effect (without giving effect to any qualifiers and exceptions therein relating to materiality)), with the same force and effect as if made on and as of the Closing Date; and Parent shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company and by the Principal Stockholders.

     (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate to such effect signed by a duly authorized officer of the Company.

     (c) Third Party Consents Parent shall have been furnished with evidence reasonably satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

     (d) Secretary's Certificate. Parent shall have received at the Closing from the Company's corporate secretary, a Certificate dated the Closing Date, in form and substance substantially as set forth in Exhibit E.

     (e) Affiliate Agreements. Each Company Affiliate shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

     (f) Tax Opinion Parent shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, its tax counsel, in form and substance reasonably satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a tax-free reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code. Parent and the Company agree to make such representations as may be requested by tax counsel in connection with the opinion referred to above.

     (g) Conversion of Preferred Stock. As of immediately prior to the Effective Time, all shares of Company Preferred Stock shall have been converted into Company Common Stock, and the holders of Company Preferred Stock shall have waived any and all rights that may exist under the Company's Certificate of Incorporation or otherwise with respect to the Company Preferred Stock.

     (h) Waiver of Acceleration. Each of the Principal Stockholders shall have executed a waiver of the rights to acceleration of vesting of such Principal Stockholder's Company Capital Stock as a result of the Merger, and such waiver shall be in full force and effect.

     (i) No Company Material Adverse Effect. There shall not have occurred any action or event that has had a Company Material Adverse Effect.

     (j) Resignation of Officers and Directors. Parent shall have received a written resignation from each of the officers and directors of Company effective as of the Effective Time.

     (k) Amendment of Vesting Period for Principal Stockholders. The Principal Stockholders shall have each entered into a Restricted Stock and Lock-Up Agreement as set forth above.

     (l) Termination or Amendment of Amended and Restated Investor Rights Agreement. At or immediately prior to the Closing Date, the Amended and Restated Investor Rights Agreement by and among the Company and certain stockholders of the Company shall have been terminated.

     (m) Stockholder Vote. The issuance of Parent Common Stock in connection with the Merger shall have been approved by holders of a majority of the disinterested shares of Parent Common Stock voting at the Parent Stockholders Meeting.

                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

   7.1 Survival of Representations and Warranties. All of the Company's and the Principal Stockholders' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date").

   7.2 Escrow Arrangements.

     (a) Escrow Fund. At the Effective Time, the Principal Stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Principal Stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Stockholder, will be deposited with U.S. Bank Trust, National Association (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)), as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. Subject to the provisions of this Section 7.2, the Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company and the Principal Stockholders (as modified by the Company Schedules) or any failure by the Company to perform or comply with any covenant contained herein. Parent and the

  Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a change in the Exchange Ratio. Nothing herein shall limit the liability of the Company, the Principal Stockholders or Parent for any breach of any representation, warranty or covenant if the Merger does not close.

     (b) Escrow Period; Distribution upon Termination of Escrow
  Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) of the Escrow Fund that is specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of such Escrow Period, subject to the objection of the Securityholder Agent and the subsequent resolution of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any such Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Principal Stockholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Principal Stockholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund as determined pursuant to Section 1.8(b).

     (c) Protection of Escrow Fund.

      (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

      (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

      (iii) Each Principal Stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

     (d) Claims Upon Escrow Fund.

      (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2 hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

      (ii) For purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
   Section 7.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the average closing price per share of Parent Common Stock on the Nasdaq National Market for the five trading days immediately preceding the Closing Date (the "Average Stock Price").

     (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent (as defined in

  Section 7.2(g)) and for a period of thirty (30) days after such delivery to the Escrow Agent and the Securityholder Agent, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30)-day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with
  Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty
  (30)-day period.

     (f) Resolution of Conflicts; Arbitration.

      (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

      (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

      (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the Non-Prevailing Party, if any, shall be determined by the arbitrators. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

     (g) Securityholder Agent of the Stockholders; Power of Attorney.

      (i) Paul Levy is hereby appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Principal Stockholder, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Principal Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Principal Stockholders for purposes of this Section 7.2.

      (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Principal Stockholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

      (iii) The Securityholder Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing his duties and exercising his rights hereunder; provided, that the Securityholder Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of the Principal Stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Principal Stockholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such Principal Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

     (i) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Principal Stockholders, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

     (j) Escrow Agent's Duties.

      (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

      (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

      (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

      (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

      (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

      (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

      (viii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

      (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their reasonable best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

     (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

     (l) Maximum Payments; Remedy. Notwithstanding anything to the contrary set forth in this Article VII or elsewhere in this Agreement, except with respect to fraudulent breaches of the representations, warranties or covenants of the Company and/or the Principal Stockholders contained in this Agreement ("Fraudulent Breach") the maximum amount the Parent may recover pursuant to the indemnity obligations set forth in Section 7.2 hereof shall be limited to the Escrow Amount and, subject to the following sentence, Parent shall not be entitled to pursue any claims for indemnification under this Article VII or otherwise against the Principal Stockholders directly or personally. The Principal Stockholders' indemnification obligations with respect to any Fraudulent Breach shall be unlimited.

     (m) Deductible. The Principal Stockholders shall not be required to make any indemnification payment pursuant to this Section 7.2 until such time as the total amount of all Losses that have been directly or indirectly incurred by the Parent, or to which the Parent has otherwise become subject, exceeds $1,000,000 (the "Deductible") in the aggregate. If the total amount of such Losses exceeds $1,000,000, then the Parent shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Losses exceeding $1,000,000.

     (n) Obligation to Mitigate Losses. Parent shall use its commercially reasonable efforts to mitigate any Losses in connection with an indemnity claim made pursuant to this Section 7.2 with the scope to be as required by applicable law.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

   8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) by mutual consent of the Company and Parent;

     (b) by Parent or Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on June 30, 2001 (the "Termination Date") (provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

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

     (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

     (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its reasonable best efforts, then Parent may not terminate this Agreement under this Section 8.1(d) prior to the Termination Date, provided the Company continues to exercise reasonable best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this
  Section 8.1(d) if it shall have materially breached this Agreement or if such breach by the Company is cured prior to the Termination Date);

     (e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its reasonable best efforts, then the Company may not terminate this Agreement under this Section 8.1(e) prior to the Termination Date, provided Parent continues to exercise reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured prior to the Termination Date);

     (f) by Parent or the Company if Parent fails to obtain the requisite vote necessary to approve the issuance of shares of Parent Common Stock in the Merger at the Parent Stockholders' Meeting (or at any adjournment or postponement thereof); provided, however, that the right to terminate this Agreement shall not be available to Parent or the Company where the failure to obtain Parent Stockholder approval shall have been caused by the action or failure to act of Parent or the Company, respectively, and such action or failure to act constitutes a material breach of this Agreement;

     (g) by Parent, if an event or change having a Company Material Adverse Effect shall have occurred after the date of this Agreement; and

     (h) by the Company, if an event or change having a Parent Material Adverse Effect shall have occurred after the date of this Agreement.

   Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

   8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Section 5.5 and
Section 7.2 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

   8.3 Amendment. Except as is otherwise required by applicable law after the stockholders of Parent and the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that the consent of Merger Sub shall not be required to effect any further amendment of this Agreement.

   8.4 Extension; Waiver. At any time prior to the Effective Time, Parent, on the one hand, and the Company and Principal Stockholders, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

   9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to Parent, to:

       Rational Software Corporation
       18880 Homestead Road
       Cupertino, CA 95014
       Attention: President
       Telephone No.: 408-863-9900
       Facsimile No.: 408-863-4120

     with a copy to:

       Richards, Layton & Finger
       One Rodney Square
       P.O. Box 551
       Wilmington, Delaware 19899
       Attention: Jesse Finkelstein
       Telephone No.: (302) 658-6541
       Facsimile No.: (302) 658-6548

     and with a copy to:

       650 Page Mill Road
       Wilson Sonsini Goodrich & Rosati, Professional Corporation
       Palo Alto, California 94304
       Attention: Larry W. Sonsini, Esq.
                  Katharine A. Martin, Esq.
       Telephone No.: (650) 493-9300
       Facsimile No.: (650) 493-6811

     (ii) if to the Company, to:

       Catapulse Inc.
       5 Results Way
       Cupertino, CA 95014
       Attention: President
       Telephone No.: 408-342-4616
       Facsimile No.: 408-342-3805
     with a copy to:

       Venture Law Group, A Professional Corporation
       2800 Sand Hill Road
       Menlo Park, California 94025
       Attention: Joshua L. Green, Esq.
                  Steven J. Tonsfeldt, Esq.
       Telephone No.: (650) 854-4488
       Facsimile No.: (650) 233-8386

     (iii) if to the Principal Stockholders or the Securityholder Agent, to:

       Paul Levy and/or Mike Devlin
       C/o Catapulse Inc.
       5 Results Way
       Cupertino, CA 95014
       Telephone No.: 408-342-4616
       Facsimile No.: 408-342-3805

     with a copy to:

       Davis Polk & Wardwell
       1600 El Camino Real
       Menlo Park, California 94025
       Attention: Bill Kelly, Esq.
       Telephone No.: (650) 752-2000
       Facsimile No.: (650) 752-2111

     (iii) if to the Escrow Agent, to:

       U.S. Bank Trust, National Association
       One California Street, 4th floor
       San Francisco, CA 94111
       Telephone No.: 415-273-4590
       Facsimile No.: 415-273-4532

   9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." As used herein, the term "Company Material Adverse Effect" shall mean a material adverse effect on the business, assets (including intangible assets), financial condition, capitalization or results of operations of the Company, except that none of the following shall be deemed in themselves to constitute a Company Material Adverse Effect: (i) any change in general economic conditions, (ii) any adverse change affecting Company's industry generally, or (iii) transaction costs, taxes, accounting changes and other adverse effects that result from the announcement, pendancy or consummation of the Merger. The term "Parent Material Adverse Effect" shall mean any change that has had a material adverse effect on the business, assets (including intangible assets), financial condition, capitalization or results of operations of Parent and its subsidiaries, taken as a whole, except that none of the following shall be deemed in themselves to constitute a Parent Material Adverse Effect: (i) any change in the market price or trading volume of Parent Common Stock, (ii) any change in general economic conditions, (iii) any adverse change affecting Parent's industry generally, or (iv) transaction costs, taxes, accounting changes, integration costs and other adverse effects that result from the announcement, pendency or consummation of the Merger. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   9.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (except for the intended beneficiaries under Sections 1.6(b), 1.6(c), 5.17, 5.19 and 5.20; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent may assign its rights to any of its wholly owned subsidiaries; provided that such an assignment of rights shall in no way relieve Parent of any of its obligations hereunder.

   9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

   9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except that matters related to the Merger and matters related to the corporate governance of each of the Company and Parent shall be governed by the laws of the State of Delaware. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

   9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   9.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   9.10 Release of Merger Sub. Merger Sub is hereby forever unconditionally and irrevocably released and discharged from the Original Agreement and from all of its obligations and liabilities thereunder and shall cease for all purposes to be a party to this Agreement.

   9.11 Waiver of Certain Inaccuracies. Notwithstanding any other provision of this Agreement, any failure of any of the representations and warranties made by any party in this Agreement to be true and correct in all material respects solely due to the fact that the Original Agreement provided for the merger of the Company with and into Merger Sub, whereas this Agreement provides for the merger of the Company with and into Parent, shall not constitute a breach of, or constitute a failure of a condition under, this Agreement.

                 (Remainder of page intentionally left blank.)

   IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Principal Stockholders and, with respect to Article VII only, the Escrow Agent and the Securityholder Agent, have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

RATIONAL SOFTWARE CORPORATION
                                          CATAPULSE INC.

By: /s/ Tom Bogan
    ---------------------------------     By:  /s/ Dan Shiffman
                                               --------------------------------
Name:   Tom Bogan
     --------------------------------     Name:  Dan Shiffman
                                               --------------------------------
Title:  President
      -------------------------------     Title:  Chief Operating Officer
                                                 ------------------------------
REINDEER ACQUISITION CORPORATION
                                          U.S. BANK TRUST, NATIONAL
By:  /s/ Tim Breenan                      ASSOCIATION
   ----------------------------------

Name:    Tim Breenan
     --------------------------------
                                          By:  /s/ Ann Gadsby
Title:   Secretary                            --------------------------------
     --------------------------------     Name:    Ann Gadsby
                                               -------------------------------
                                          Title:   Vice President
                                                 -----------------------------

                                          SECURITYHOLDER AGENT

                                          /s/ Paul Levy
                                          ------------------------------------
                                          Paul Levy

                                          PRINCIPAL STOCKHOLDERS

                                          /s/ Paul Levy
                                          -----------------------------------
                                          Paul Levy

                                          /s/ Michael Devlin
                                          -----------------------------------
                                          Michael Devlin

                         ***REORGANIZATION AGREEMENT***